UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

TRUNITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

230 Commerce Way
Portsmouth, New Hampshire 03801
(Address of principal executive offices, including zip code)

(866) 723-4114
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Trunity Holdings,” “Trunity,” the “Company,” “us,” “our” or “we” are to Trunity Holdings, Inc.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 22, 2013, Ivan Berkowitz, Ph.D, was appointed to serve as a Director of Trunity Holdings, Inc.

Dr. Berkowitz is a corporate executive and advisor with 40 years of professional experience in the financial and real estate industries.  He has acted as a corporate advisor on matters that pertain to corporate structure and governance, transfer pricing, European Union antitrust law, mergers and international syndication.  In 2003, he founded and has since served as the Chairman of Great Court Capital, a global structured finance and traditional merchant banking firm based in New York City, active in identifying, investing and managing the investment process for a syndicate of high net worth individuals, hedge funds and institutions.

Until its sale in 2003, Dr. Berkowitz served as senior managing partner of Avatar Associates, a New York-based institutional asset management firm managing $1.8 billion in assets. He has been a member of the boards of directors of both public and private companies, domestically and internationally. In addition to these activities, he is a Board member of the Council for Economic Education, is a past board member of Yeshiva College and Cambridge in America, and is also a Life Member of the Cambridge Union.   Dr. Berkowitz holds a Ph.D. in International Law from Cambridge University, an MBA in Finance (honors) from Baruch College and a B.A. cum laude in Economics from Brooklyn College.  He has guest lectured at professional and academic forums that have included Young Presidents’ Organization, Cambridge University, Whittier College School of Law, and New York University’s Center for Law and Business. Over the years, he has contributed to media, business, law and academic journals, including the Cambridge Law Journal and Juris Doctor.

Prior to the market open on December 2, 2013, we will issue a press release announcing the appointment of Dr. Berkowitz.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit 99.1    Trunity Holdings, Inc. press release dated December 2, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUNITY HOLDINGS, INC.
Dated: December 2, 2013	By:	/s/ Nicole Fernandez-McGovern
Chief Financial Officer